Exhibit 10.1

BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (this “Agreement”) is made as of this 23rd day of November, 2022 by and between (i) Venus Acquisition Corporation (“SPAC” or “Issuer”), a Cayman Islands exempted company, (ii) Yolanda Management Corporation (“Sponsor”), and the undersigned subscribers (“Buyers”).

WHEREAS, the Issuer was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business;

WHEREAS, this Agreement is being entered into in connection with that certain business combination agreement (the “Acquisition Agreement”), dated as of June 10, 2021 as amended, pursuant to which Issuer will consummate an acquisition of VIYI Algorithm Inc., a Cayman Islands company (the “Target”) in a merger (the “Merger”) in accordance with the terms and conditions thereof; capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Acquisition Agreement;

WHEREAS, Buyers are institutional “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) and desire facilitate the closing of the Merger as shareholders of the post-Merger company;

WHEREAS, in connection with the transactions contemplated under the Acquisition Agreement (the “Business Combination”) and subject to the terms and conditions set forth in this Agreement, and to facilitate the closing of the Business Combination, Buyers have agreed to backstop SPAC Share Redemptions (as defined in the Acquisition Agreement), together with any Purchase Amount (as defined below), for an aggregate purchase price of to US$25,000,000 (the “Backstop Amount”), and to the extent such backstop is required, desire to subscribe for and purchase that number of ordinary shares, par value US$0.001 per share (the “Issuer Shares”) to be determined in accordance with the terms hereof, and in such event, the Issuer desires to issue and sell to Buyers such number of Issuer Shares in consideration of the Subscription Amount (as defined below), all on the terms and conditions set forth herein.

WHEREAS, Buyers shall acquire from redeeming shareholders of the Issuer ordinary shares either in open market or through private negotiated transactions at the redemption price, and will not redeem any of such Issuer ordinary shares, in connection with the Merger, then the Buyers may elect to sell the ordinary shares following the Merger;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND CLOSING

Section 1.01 Purchase from Third Parties. The Buyers agree that in connection with the Acquisition Closing, the Buyers will purchase Issuer Shares from third parties through a broker in the open market (other than through the Issuer), or through privately negotiated transactions, including from SPAC Shareholders that had elected to redeem the Issuer Shares. The Buyers shall acquire the Issuer Shares of an aggregate value up to US$25,000,000 at the redemption price per Share (the “Price Per Share”). In order to effectuate the foregoing, to the extent legally permitted to do so, the Buyers shall purchase redeemed shares on the date of this Agreement until the date of the closing of the Merger. The aggregate purchase amount of the Buyers hereof shall be referred to as “Purchase Amount.” The Buyers hereby agree and undertake that they will not exercise any right of redemption with respect to any shares of the SPAC they may acquire under this Section 1.01 (Purchase from Third Parties) hereof.

Section 1.02 Subscription from Issuer. Subject to the terms and conditions hereof, in the event that there are not sufficient holders of ordinary shares of the Issuer to elect to reverse their prior elections to redeem and sell such shares to Buyers, Buyers hereby irrevocably subscribe for and agree to purchase, and the Issuer hereby agrees to issue and sell to Buyers at the closing of the transactions contemplated by the Acquisition Agreement (the “Acquisition Closing”), upon the payment of the Subscription Amount (as defined below), the number of Issuer Shares (the “Subscribed Shares”) equal to the quotient obtained by dividing the Subscription Amount by the Price Per Share (the “Subscription”). The “Subscription Amount” shall mean an amount equal to the lesser of (i) any excess of Backstop Amount over the Purchase Amount, and (ii) the aggregate amount payable by SPAC in respect of any SPAC Share Redemptions (as defined in the Acquisition Agreement).

Section 1.03 Subscription Closing. The closing of the Subscription contemplated hereby (the “Subscription Closing”, together with the Acquisition Closing, the “Closings” and “Closing” shall mean either of them) shall occur on the same day, and substantially concurrent with, consummation of the Acquisition Closing (the date of the Closings, “Closing Date”) subject to the terms and conditions set forth herein. Not less than ten (10) business days prior to the anticipated Closing Date, the Issuer shall provide written notice to Buyers of such anticipated Closing Date (the “Closing Notice”). Not less than five (5) business days prior to the anticipated Closing Date (as specified in the Closing Notice), SPAC shall provide written notice to Buyers of the aggregate amount payable in respect of the SPAC Share Redemptions (as defined in the Acquisition Agreement), together with a certificate duly executed by an officer or director of SPAC certifying such aggregate amount (the “Redemption Notice”). Buyers shall deliver to the Issuer on or before two (2) business days prior to the anticipated Closing Date the Subscription for the Subscribed Shares by wire transfer of U.S. dollars in immediately available funds to the escrow account specified by the Issuer in the Closing Notice, to be held by the escrow agent until the Acquisition Closing. As soon as reasonably practicable following the Closing Date, but not later than one (1) business day after the Closing Date, the Issuer shall deliver to Buyers (1) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the names of Buyers (or its nominee in accordance with its delivery instructions) or to a custodian designated by Buyers, as applicable; and (2) a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) or other evidence showing Buyers as the owners of the Subscribed Shares on and as of the Closing Date. In the event the Closing Date does not occur within two (2) business days after the anticipated Closing Date identified in the Closing Notice, the Issuer shall cause the escrow agent to promptly (but not later than five (5) business days thereafter) return the Subscription Amount to Buyers by wire transfer of U.S. dollars in immediately available funds to the account specified by Buyers, and any book entries shall be deemed cancelled; provided that unless this Backstop Agreement has been terminated pursuant to Section 5.01 (Termination), such return of funds shall not terminate this Backstop Agreement or relieve Buyers of their obligation to purchase the Subscribed Shares at the Subscription Closing upon delivery of a new Closing Notice in accordance with the terms of this Agreement.

1.04 Transfer of Converted Shares. The Sponsor shall convert the loans made by the Sponsor to the Issuer in the aggregate amount of US$2,140,000 into Issuer Shares at the redemption price (“Converted Shares”) on or prior to the Closing Date. The Issuer shall consent to and facilitate the conversion. The Sponsor and the Issuer agrees that the Sponsor shall transfer all of the Converted Shares to Joyous JD Limited on the Closing Date free and clear of all liens and other legal encumbrances without additional charges. The Issuer shall consent to and facilitate the transfer of the Converted Shares.

Section 1.04 Conditions Precedent to Subscription.

(A)	Issuer’s obligations to sell and issue the Subscribed Shares at the Subscription Closing are subject to the fulfilment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(i)	Buyers Representations and Warranties. The representations and warranties made by Buyers in Article III shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date).

(ii)	Acquisition Closing. All conditions precedent to the Acquisition Closing as set forth in the Acquisition Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Acquisition Closing but subject to satisfaction or waiver thereof), and the Subscription Closing will be consummated on the same day, and substantially concurrent with, the Acquisition Closing.

(iii)	No Injunction. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(iv)	Performance. Buyers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Buyers to consummate the Subscription Closing.

(B)	Buyers’ obligations to purchase the Subscribed Shares at the Subscription Closing are subject to the fulfilment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(i)	Converted Shares. The Sponsor shall have acquired the Converted Shares through conversion pursuant to Section 1.04 of this Agreement. The Sponsor shall transfer the Converted Shares to Joyous JD Limited on or immediately prior to the Closing Date.

(ii)	Issuer Representations and Warranties. The representations and warranties made by Issuer in Article II shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date).

(iii)	Acquisition Closing. All conditions precedent to the Acquisition Closing as set forth in the Acquisition Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Acquisition Closing but subject to satisfaction or waiver thereof), and the Subscription Closing will be consummated on the same day, and substantially concurrent with, the Acquisition Closing.

(iv)	No Injunction. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(v)	Performance. Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Subscription Closing.

(vi)	Redemptions by Issuer IPO Shareholders. Stockholders of Issuer entitled to redeem their ordinary shares in accordance with the Issuer’s organizational documents have duly and properly elected to redeem ordinary shares.

Section 1.05 No Short Sales. Buyers hereby agree that neither they, their affiliates, nor any person or entity acting on their behalf or pursuant to any understanding with the Buyers, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales (as defined below) with respect to the securities of SPAC prior to the Closing or the earlier termination of this Backstop Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, in the case of Buyers that are multi-managed investment banks or vehicles whereby separate portfolio managers manage separate portions of such Buyers’ assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyers’ assets, this Section 1.05 (No Short Sales) shall apply only with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the relevant securities covered by this Backstop Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby represents and warrants to Buyers on the date hereof and as of the Subscription Closing that:

Section 2.01 Organization. Issuer is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 2.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Issuer and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Issuer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Issuer is a party which would prevent Issuer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Issuer is subject.

Section 2.03 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Issuer required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Subscription Closing.

Section 2.04 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Issuer that will be entitled to any fee or commission for which Buyers will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 2.05 No Litigation. There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or threatened against or affecting the Issuer or any of the Issuer’s properties or rights that affects or would reasonably be expected to affect the Issuer’s ability to consummate the transactions contemplated by this Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against the Issuer or any of the Issuer’s properties or rights that affects or would reasonably be expected to affect the Issuer’s ability to consummate the transactions contemplated by this Agreement.

Section 2.06 Securities Law Compliance. In connection with the offer, sale and delivery of the Subscribed Shares in the manner contemplated by this Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Issuer to Buyers. The Subscribed Shares (i) were not offered to Buyers by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

ARTICLE III

REPRESENTATIONs AND WARRANTIEs OF THE BUYERS

Buyers hereby represent and warrant to Issuer on the date hereof and as of the Subscription Closing that:

Section 3.01 Organization. Buyers are duly incorporated, validly existing and in good standing in the jurisdiction of their incorporations. Buyers have the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 3.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Buyers and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyers do not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyers are parties which would prevent Buyers from performing their obligations hereunder or (ii) any law, statute, rule or regulation to which Buyers are subject.

Section 3.03 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Buyers required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Subscription Closing.

Section 3.04 Sophisticated Buyers. Buyers are sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of Issuer Shares.

Section 3.05 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Buyers that will be entitled to any fee or commission for which Issuer will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.06 Securities Law Compliance. The Buyers have been advised that the offer and sale of the Shares by Venus has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws and, therefore, none of the Shares purchased at the Closing can be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. The Buyers understand that the Subscribed Shares will be considered to be “restricted securities” under the Securities Act, and that, therefore, the Buyers will not be eligible to use Rule 144 promulgated under the Securities Act for at least one year after “Form 10” information relating to the Business Combination has been filed with the SEC. The Buyers are acquiring the Shares for Buyers’ own accounts for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Buyers represent that they are “accredited investors” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act, and that the Buyers are not subject to the “Bad Actor” disqualification, as such terms is defined in Rule 506 of Regulation D, promulgated under the Securities Act.

ARTICLE IV

ACKNOWLEDGEMENT; CLEANSING STATEMENT

Section 4.01 Acknowledgement. Buyers acknowledge that SPAC may possess or have access to material non-public information which has not been and will not be communicated to Buyers.

Section 4.02 Cleaning Statement. SPAC shall, by no later than 9:00 a.m., New York City time, no later than the third (3rd) business day immediately following the date of this Agreement, issue one (1) or more press releases or file with the Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and the Business Combination and any other material, nonpublic information that the Issuer or its representatives has provided to the Buyers at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer’s knowledge, Buyers shall not be in possession of any material, non-public information received from the Issuer or the Target or any of their respective officers, directors, employees or agents relating to the transactions contemplated by this Backstop Agreement, and the Buyers shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Issuer, the Target or any of their affiliates, relating to the transactions contemplated by this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.01 Termination. This Agreement shall terminate on the earlier of (i) the mutual written agreement of each parties hereto, (ii) the date the Acquisition Agreement is terminated pursuant to the terms and conditions thereof, and (iii) December 11, 2022 if the Acquisition Closing has not occurred on or prior to such date; provided that nothing herein will relieve any party from liability for any willful and material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach..

Section 5.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 5.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 5.04 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, each of the parties hereto hereby agrees to waive (i) any requirement for the posting of any bond in connection with such request for an injunction, (ii) its right to assert any counterclaims and (iii) its right to assert set-off as a defense. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys’ and experts’ fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 5.05 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.06 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 5.07 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 5.08 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

Section 5.09 Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Subscribed Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Subscribed Shares or under or otherwise pursuant to this Agreement.

Section 5. 10 Waiver of Claims Against Trust. Reference is made to the final prospectus of SPAC, filed with the Securities Exchange Commission on February 3, 2021 (the “Prospectus”). Buyers warrant and represent that they have read the Prospectus and understand that SPAC has established a trust account containing the proceeds of its initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO (collectively, with interest accrued from time to time thereon, the “Trust Fund”) for the benefit of SPAC’s public shareholders (“Public Shareholders”) and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the Trust Fund, SPAC may disburse monies from the Trust Fund only under limited circumstances as set forth in the Prospectus.

For and in consideration of Issuer’s execution of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyers hereby agree that they do not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or distributions therefrom, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between SPAC and Buyers, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). Buyers hereby irrevocably waive any Claims they may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC and will not seek recourse against the Trust Fund (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Agreement). Buyers agree and acknowledge that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce it to enter in this Agreement, and Buyers further intend and understands such waiver to be valid, binding and enforceable under applicable law. This Section 5. 10 (Waiver of Claims against Trust) shall survive the termination of this Agreement for any reason.

Section 5.11 Third Party Beneficiary. The Target shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to the SPAC as if it were a direct party to this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

Venus Acquisition Corporation

By:	/s/ Yanming Liu
Name:	Yanming Liu
Title:	CEO

Yolanda Management Corporation

By:	/s/ Yanming Liu
Name:	Yanming Liu
Title:	Director

Joyous JD Limited

By:	/s/ Zhidong Wang
Name:	Zhidong Wang
Title:	CEO